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                                                                    EXHIBIT 23.2

           CONSENT OF ERNST & YOUNG ACCOUNTANTS, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of Safenet, Inc. for the registration of 546,250 shares of its common stock and to the incorporation by reference therein of our report dated January 31, 2002, with respect to the consolidated financial statements of Pijnenburg Securealink, Inc. for the year ended December 31, 2001 included in Safenet, Inc's. Current Report on Form 8-K dated January 2, 2002, filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young Accountants


Amsterdam, The Netherlands
May 23, 2002



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